Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts Amended Annex A dated December 18, 2014 to the Management Agreement dated April 13, 2014 between the Trust and Goldman Sachs Asset Management, L.P.
is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 8 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 29, 2015 (Accession No. 0001193125-15-025815).